UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): October 1, 2004


                             BRIDGE CAPITAL HOLDINGS
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


        California                                               80-0123855
___________________________     ________________________     ___________________
State or other jurisdiction     (Commission File Number)        (IRS Employer
     of incorporation                                        Identification No.)


     55 Almaden Boulevard, Suite 200,
           San Jose, California                                         95113
________________________________________                              __________
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (408) 423-8500


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 8.01.        OTHER EVENTS.

Description of Registrant's Securities to be Registered

         Introduction

         Bridge Bank, National Association (the "Bank") is a national banking association located in San Jose, California. The Bank's Board of Directors determined that it was in the best interest of the Bank and its shareholders to form a one bank holding company to remain competitive in the Bank's market area. Toward that end, Bridge Capital Holdings (the "Registrant") was formed as a California corporation. Under the terms of an Agreement and Plan of Reorganization adopted by the Board of Directors of Registrant and Bank and approved by the requisite vote of the Bank's shareholders at the Bank's Annual Meeting of Shareholders held on May 20, 2004, pursuant to 12 Code of Federal Regulations Section 5.32 the shareholders of the Bank will receive shares of the Common Stock of the Registrant on a one-for-one basis at the effective time of the reorganization. As of September 30, 2004, there were issued and outstanding 6,062,521 shares of the Bank's Common Stock. Upon consummation of the reorganization, the shareholders of the Bank will become the shareholders of the Registrant and the Bank will be the wholly-owned subsidiary of the Registrant. It is anticipated that Registrant will issue 6,062,521 shares of Registrant Common Stock at the effective time of the reorganization. The Registrant's Common Stock to be issued to the shareholders of the Bank will be listed for trading on the National Market System of the Nasdaq Stock Market at the time of issuance. The shareholders of the Registrant will have similar rights, preferences and privileges to those they had as shareholders of the Bank. The Reorganization is being consummated effective October 1, 2004.

         Description of Common Stock

         General. The authorized capital stock of the Registrant, as of immediately prior to this filing, consists of 10,000,000 shares of Common Stock, no par value ("Common Stock"), of which 1,000 shares were outstanding, leaving 9,999,000 authorized but unissued shares available for lawful purposes, exclusive of shares available for issuance under the Registrant's 2001 Stock Option Plan.

         Each share of Common Stock has the same rights, privileges, and preferences as every other share of Common Stock, and there are no pre-emptive, conversion or redemption rights or sinking fund provisions applicable thereto. The shares outstanding are fully paid and assessable, as described below.

         Voting Rights. All voting rights are vested equally in the holders of the Registrant's Common Stock. Each shareholder is entitled to one vote per share on any issue requiring a vote at any meeting, except that in connection with the election of directors, the shares may be voted cumulatively if a shareholder has given notice prior to the voting of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes. Cumulative voting entitles a shareholder to give one nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares owned, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit.


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         The Registrant's Articles of Incorporation may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the outstanding shares, unless the vote of the holders of a greater amount of stock is required by law. A merger, consolidation, liquidation or increase or decrease in capital requires the affirmative vote of the holders of a majority of the outstanding shares.

         Liquidation Rights. A California corporation may go into liquidation and be closed by the vote of shareholders owning a majority of its stock. Liquidation may also be effected in whole or in part through the sale of all or a portion of the Registrant's assets to, and the assumption of all or a portion of its deposit liabilities by, another corporation. Such a purchase and sale agreement would also have to be approved by shareholders owning a majority of the Registrant's Common Stock.

         Each shareholder of Common Stock will be entitled to participate in any liquidation, dissolution or winding up on a basis of his, her or its pro rata shareholdings.

         No Pre-emptive Rights. Holders of the Common Stock of the Registrant have no pre-emptive rights to subscribe for additional shares on a pro rata basis when and if such additional shares are offered for sale by the Registrant.

         Dividend Rights. Each share of the Registrant's Common Stock participates equally in dividends on Common Stock, which are payable when, as, and if declared by the Board of Directors out of funds legally available for that purpose, as specified by California state law. Under California law, the Registrant would be prohibited from paying dividends unless: (1) its retained earnings immediately prior to the dividend payment equals or exceeds the amount of the dividend; or (2) immediately after giving effect to the dividend (i) the sum of the Registrant's assets would be at least equal to 125% of its liabilities and, (ii) the current assets of the Registrant would be at least equal to its current liabilities or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, the current assets of the Registrant would be at least equal to 125% of its current liabilities.

         The future dividend policy of the Registrant is subject to the discretion of the Board of Directors and will depend upon a number of factors, including earnings, financial condition, cash needs and general business conditions. The Registrant's current dividend policy is to retain the majority of its earnings to increase capital, and the Registrant intends to maintain such policy in the foreseeable future.

         Assessment. The shares of the Registrant's Common Stock are not subject to assessment. If any amendment of the Articles of Incorporation would make shares assessable or would authorize remedy by action for the collection of an assessment on fully paid shares, it shall be approved by all of the outstanding shares affected regardless of limitations or restrictions on the voting rights thereof.

         Transfer Agent. American Stock Transfer & Trust Company, New York, New York, serves as the registrar and transfer agent for the Registrant's Common Stock.


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         Effective October 1, 2004, Bridge Capital Holdings acquired 100% of the voting shares of Bridge Bank, National Association through a share exchange with the former shareholders of the Bank. Bridge Capital Holdings is a bank holding company supervised by the Board of Governors of the Federal Reserve System. Through the share exchange, the former shareholders of the Bank received one share of common stock of Bridge Capital Holdings for every one share of common stock of the Bank owned. Prior to the share exchange the common stock of the Bank had been registered with the Office of Comptroller of the Currency under
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of the share exchange, pursuant to Rule 12g-3(a) under the Exchange Act, Bridge Capital Holdings common stock is deemed registered under Section 12(g) of the Exchange Act.

         Bridge Capital Holdings asks that the Commission generate an Exchange Act file number for Bridge Capital Holdings at the earliest possible time.

         Bridge Capital Holdings will begin filing current and periodic reports with the Securities and Exchange Commission, and quarterly and annual reports will be reported on a consolidated basis.

         Exhibits. The list of exhibits included with this report is incorporated by reference to the Exhibit Index to this report.

                          FORWARD-LOOKING INFORMATION:

         The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

         This report may contain forward-looking statements about the Registrant, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors -- many of which are beyond the Registrant's control -- could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Bank's most recent annual and quarterly reports filed with the Office of the Comptroller of the Currency, including the Bank's Form 10-Q for the quarter ended June 30, 2004 and Form 10-K for the year ended December 31, 2003, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Bank's business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, and legislation including the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: October 1, 2004                    BRIDGE CAPITAL HOLDINGS





                                          By: /s/ THOMAS A. SA
                                              ________________________________
                                                  Thomas A. Sa
                                                  Executive Vice President and
                                                  Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.       Description
___________       ___________

  2.1 Agreement and Plan of Reorganization among Bridge Capital Holdings and Bridge Bank dated as of October 1, 2004.

  3(i)(a)         Articles of Incorporation

  3(i)(b)         Certificate of Amendment of Articles of Incorporation

  3(i)(c)         By-Laws


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